UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  November 30, 2009

ENSCO International Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8097	76-0232579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street Suite 4300 Dallas, Texas 75201-3331
(Address of Principal Executive Offices and Zip Code)
Registrant's telephone number, including area code: (214) 397-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

INFORMATION INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On November 30, 2009, in connection with the proposed relocation of the headquarters of ENSCO International Incorporated, a Delaware corporation (the "Company"), to the United Kingdom, the Executive Compensation Subcommittee of the Nominating, Governance and Compensation Committee (the "Committee") of the Board of Directors of the Company, after consulting with Pearl Meyer & Partners, a leading executive compensation consulting firm, approved relocation benefits for those executive officers who will relocate to the new corporate headquarters in the United Kingdom, including Messrs. Daniel W. Rabun, Chairman, President and Chief Executive Officer (the "CEO"), James W. Swent III, Senior Vice President - Chief Financial Officer, and H. E. Malone, Jr., Vice President - ENSCO Offshore International Company. In the case of Mr. Rabun, the CEO, such benefits were approved by the Executive Compensation Subcommittee, following the consultation with, and concurrence by, the Company's independent directors in accordance with the provisions of the Committee Charter. The relocation packages include the following:

•	a foreign service premium equal to 15% of the executive's base salary;
•	a cost of living allowance equal to a percentage of the executive's base salary: (a) 15.25% for the CEO, (b) 15.65% for senior vice presidents and (c) 16.45% for vice presidents and senior managers;
•	a lump sum relocation allowance equal to one month's base salary plus $10,000 (not to exceed $80,000 in the aggregate) and standard outbound services, including "house hunting" trips, tax preparation services, home sales assistance, shipment of personal effects and other relocation costs;
•	a monthly housing allowance of up to (a) $27,917 for the CEO, (b) $20,833 for senior vice presidents and (c) $14,333 for vice presidents and senior managers;
•	a monthly transportation allowance of up to $2,500;
•	an annual home leave allowance including air fare for the employee, spouse and eligible dependents;
•	eligible dependents' schooling assistance; and
•	an additional benefit designed to equalize the home country income tax paid by the expatriate so that his or her total home country income tax costs will be no more or less than an amount that would have been incurred had the expatriate not accepted the expatriate assignment and remained in the home country in the same capacity.

          Relocation benefits are customary for expatriate assignments in the Company's industry. The relocation packages approved on November 30, 2009 are intended to approximate the relocation benefits received by industry counterparts and will be subject to periodic review by the Committee.

Where You Can Find Additional Information.
ENSCO International Limited (which will become a public limited company and be renamed "Ensco International plc" or a similar name), a subsidiary of the Company, has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 that includes a proxy statement/prospectus, and other relevant materials in connection with the proposed corporate restructuring. The proxy statement/prospectus was mailed to the stockholders of the Company on November 20, 2009. Investors and security holders of the Company are urged to read the proxy statement/prospectus and the other relevant materials because they contain important information about the Company, ENSCO International Limited and the restructuring plan. The registration statement, proxy statement/prospectus and other relevant materials and any other documents filed by the Company or ENSCO International Limited with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov or on the Company's website at www.enscointernational.com. Investors can also receive free copies of these documents by contacting the Company at, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331, Attn: Investor Relations Department.
2

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2009	ENSCO International Incorporated

/s/ Cary A. Moomjian, Jr. Cary A. Moomjian, Jr. Vice President, General Counsel and Secretary

3